Exhibit 4.2

FORM OF WARRANT AGENT AGREEMENT

This WARRANT AGENT AGREEMENT (this “Warrant Agreement”) dated as of [     ], 2024 (the “Issuance Date”) between RanMarine Technology B.V., a private company with limited liability under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (the “Warrant Agent”).

WHEREAS, pursuant to the terms of that certain Underwriting Agreement (“Underwriting Agreement”), dated [●], 2024, by and among the Company and WallachBeth Capital LLC, as representative of the underwriters set forth therein (the “Representative”), the Company is engaged in a public offering (the “Offering”) of up to [●] units (each, a “Unit,” collectively, the “Units,” each Unit consisting of: (i) one American Depositary Share (“ADS”), each ADS representing one ordinary share of the Company, nominal value £0.01 per share (“Ordinary Shares”) of the Company, a (ii) one five (5)-year tradeable warrant (each, a “Tradeable Warrant”) to purchase one ADS (“Tradeable Warrant ADSs”), and a (iii) one five (5)-year non-tradeable warrant (a “Non-tradeable Warrant”; together with each Tradeable Warrant, the “Warrants”) to purchase one ADS (“Non-tradeable Warrant ADSs; together with the Tradeable Warrant ADSs, the “Warrant ADSs”), which includes ADSs and Warrants issuable pursuant to the underwriters’ over-allotment option and the warrant;

WHEREAS, the ADSs are issuable under the Deposit Agreement dated as of [    ], 2024 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and Holders (each as defined in the Deposit Agreement) from time to time of the ADSs issued thereunder;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, File No. 333-273199 (as the same may be amended from time to time, the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, ADSs, Warrants, the Representative’s Warrant and the Warrant ADSs, and such Registration Statement was declared effective on [●], 2024;

WHEREAS, the Depositary has filed with the Commission a Registration Statement on Form 8-A, File No. 333-[    ] (the “ADS Registration Statement”) for the registration under the Securities Act of the ADSs that may be issued in exchange for Ordinary Shares and the Warrant ADSs, and the Registration Statement was declared effective on [●], 2024;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in accordance with the terms set forth in this Warrant Agreement in connection with the issuance, registration, registration of transfer and exercise of the Warrants;

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, the Company has duly authorized the execution and delivery of this Warrant Agreement and all other acts and things necessary to make the Warrants the legal, valid and binding obligations of the Company have been done and performed.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement (and no implied terms or conditions).

2. Warrants.

2.1 Form of Warrants. The Tradeable Warrants shall be registered securities and shall be evidenced by a global certificate (“Tradeable Global Certificate”) in the form of Annex A to this Warrant Agreement, which shall be deposited on behalf of the Company with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC. If DTC subsequently ceases to make its book-entry settlement system available for the Tradeable Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Tradeable Warrants are not eligible for, or it is no longer necessary to have the Tradeable Warrants available in, book-entry form, the Company may instruct the Warrant Agent to provide written instructions to DTC to deliver to the Warrant Agent for cancellation of the Tradeable Global Certificate, and the Company shall instruct the Warrant Agent to deliver to DTC separate certificates evidencing the Tradeable Warrants (“Tradeable Definitive Certificates”) registered as requested through the DTC system. The Non-tradeable Warrants will be unregistered securities and will be evidenced by a global certificate (“Non-tradeable Global Certificate”; together with the Tradeable Global Certificate, the “Global Certificates”) in the form of Annex B to this Warrant Agreement, which shall be deposited on behalf of the Company with the Warrant Agent. If the Warrant Agent subsequently ceases to make its book-entry settlement system available for the Non-tradeable Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Non-tradeable Warrants are not eligible for, or it is no longer necessary to have the Non-tradeable Warrants available in, book-entry form, the Company may instruct the Warrant Agent to cancel the Non-tradeable Global Certificate and to deliver separate certificates evidencing the Non-tradeable Warrants (“Non-tradeable Definitive Certificates” and, together with the Global Certificates and the Tradeable Definitive Certificates, the “Warrant Certificates”).

2.2 Issuance and Registration of Warrants.

2.2.1 Warrant Register. Upon the receipt of all relevant information from the Company or its agents, the Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Global Certificate is recorded in the records maintained by DTC or its nominee shall be deemed the “beneficial owner” thereof, provided that all such beneficial interests shall be held through a Participant (as defined below), which shall be the registered holder of such Warrants.

2.2.2 Issuance of Warrants. . Upon the initial issuance of the Tradeable Warrants, the Warrant Agent shall issue the Tradeable Global Certificate and deliver the Tradeable Warrants in the DTC book-entry settlement system in accordance with written instructions delivered to the Warrant Agent by the Company. Upon the initial issuance of the Non-tradeable Warrants, the Warrant Agent shall issue the Non-tradeable Global Certificate and deliver the Non-tradeable Warrants in the Warrant Agent’s book-entry settlement system in accordance with the Company’s written instructions delivered to the Warrant Agent. Ownership of security entitlements in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained, (i) in the case of Tradeable Warrants (A) by DTC and (B) by institutions that have accounts with DTC (each, a “Participant”), and (ii) in the case of Non-tradeable Warrants, by the Warrant Agent.

2.2.3 Beneficial Owner; Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name that Warrant shall be registered on the Warrant Register (the “Holder”, which shall include, if the Warrants are held in “street name,” a Participant or a designee appointed by such Participant) as the absolute owner of such Warrant for purposes of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC governing the exercise of the rights of a holder of a beneficial interest in any Warrant. The rights of beneficial owners in a Warrant evidenced by the Global Certificate shall be exercised by the Holder through (i) in the case of a Tradeable Warrant, the DTC system, or (ii) in the case of a Non-tradeable Warrant, the Warrant Agent’s system, except to the extent set forth herein or in the Global Certificates.

2.2.4 Execution. The Warrant Certificates shall be executed on behalf of the Company by any authorized officer of the Company (an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent either by manual, electronic or facsimile signature, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an Authorized Officer. The rights of holders of Warrant Certificates shall be identical regardless of the Authorized Officer signing for and on behalf of the Company and of the authorized signatory of the Warrant Agent signing such certificates.

2.2.5 Registration of Transfer. At any time at or prior to the Expiration Date (as defined below), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged and, in the case of registration of transfer, shall provide a signature guarantee by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program.” Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment by the Holder requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate (but, for purposes of clarity, not upon the exercise of the Warrants and issuance of Warrant ADS to the Holder) of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Warrant Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

2.2.6 Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security acceptable to the Warrant Agent, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Warrant Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them. Notwithstanding anything herein to the contrary, in connection with a Warrant in book-entry form through DTC, no posting of a bond shall be required under this Section 2.2.6.

2.2.7 Proxies. The Holder of a Warrant may grant proxies or otherwise authorize any person, including Participants and beneficial holders that may own interests through Participants, to take any action that a Holder is entitled to take under this Warrant Agreement or the Warrants; provided, however, that at all times that Tradeable Warrants are evidenced by a Tradeable Global Certificate, exercise of those Tradeable Warrants shall be effected on their behalf by Participants through DTC in accordance the procedures administered by DTC.

3. Terms and Exercise of Warrants.

3.1 Exercise Price. Each Warrant shall entitle the Holder, subject to the provisions of the applicable Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of ADSs stated therein, at the price of (i) US$[●] per ADS upon exercise of a Tradeable Warrant, and (ii) US$[●] per ADS upon exercise of a Non-tradeable Warrant, subject in both cases to the subsequent adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per ADS at which ADSs may be purchased at the time a Warrant is exercised.

3.2 Duration of Warrants. Warrants may be exercised only during the period (“Exercise Period”) commencing on the Issuance Date and terminating at 11:59 P.M., New York City Time (the “close of business”) on the fifth anniversary of the Issuance Date, [●] (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

3.3 Exercise of Warrants.

3.3.1 Exercise and Payment. (a) Subject to the provisions of this Warrant Agreement, a Holder (or a Participant acting on behalf of a Holder in accordance with DTC procedures) may exercise Warrants by delivering to the Warrant Agent, not later than 5:00 P.M., New York City time, on any Business Day during the Exercise Period an election to purchase the Warrant ADSs to be exercised (A) in the form included in Exhibit A to the Warrant or (B) in the case of a Tradeable Warrant, via an electronic warrant exercise through the DTC system (each, an “Election to Purchase”). Within one Trading Day following the delivery of the Election to Purchase, the Holder shall deliver (i) the Warrants to be exercised by (A) surrender of the Warrant Certificate evidencing the Warrants to the Warrant Agent at its office designated for such purpose or (B) delivery of the Warrants to an account of the Warrant Agent at DTC designated for such purpose in writing by the Warrant Agent to DTC from time to time, and (ii) the Exercise Price for each Warrant to be exercised (and, if applicable, any taxes or charges due in connection with the exercise of such Warrants), in lawful money of the United States of America by (A) certified or official bank check or wire transfer from a United States bank payable to the Warrant Agent or (B) payment to the Warrant Agent through the DTC system.

(b) If any of (i) the Warrants, (ii) the Election to Purchase, or (iii) the Exercise Price therefor (and, if applicable, any taxes or charges due in connection with the exercise of such Warrants), is received by the Warrant Agent on any date after 5:00 P.M., New York City time, or on a date that is not a Trading Day, the Warrants with respect thereto will be deemed to have been received and exercised on the Trading Day next succeeding such date. The “Exercise Date” will be the date on which the Election to Purchase is delivered to the Warrant Agent; however, the Warrants shall not be deemed to be exercised if the Warrants and the Exercise Price therefor are not received by the Warrant Agent on or prior to the Trading Day following the delivery of the Election to Purchase. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder or Participant, as the case may be, as soon as practicable. “Trading Day” means any day on which the ADSs are traded on the Trading Market, or, if the Trading Market is not the principal trading market for the ADSs, then on the principal securities exchange or securities market in the United States on which the ADSs are then traded. “Trading Market” means NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

(c) The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account maintained by the Warrant Agent in its name as agent for the Company. The Warrant Agent shall remit to the Company funds received for warrant exercises in a given month by the fifth Business Day of the following month by wire transfer to an account designated by the Company, or as otherwise from time to time as reasonably requested by the Company. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Warrant Agreement, Computershare will hold the Funds in deposit accounts with U.S. commercial banks with Tier 1 capital exceeding $1 billion or with ratings above investment grade by S&P Global Ratings (LT Local Issuer Credit Rating), Moody’s Investors Service (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this Section 3.3.1(c), including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

(d) If less than all the Warrants evidenced by a surrendered Warrant Certificate are exercised, the Warrant Agent shall split up the surrendered Warrant Certificate and return to the Holder a Warrant Certificate evidencing the Warrants that were not exercised.

3.3.2 Issuance of Warrant ADSs. (a) The Warrant Agent shall, by 11:00 a.m., New York City time, on the Trading Day following the Exercise Date of any Warrant, advise the Company, the transfer agent and registrar for Ordinary Shares and the Depositary, in respect of (i) the number of Warrant ADSs indicated on the Election to Purchase as issuable upon such exercise with respect to such exercised Warrants, (ii) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant ADSs and the number of Warrants that remain outstanding after such exercise and (iii) such other information as the Company or the Depositary shall reasonably request.

(b) The Company shall, by no later than 5:00 P.M., New York City time, on the fourth Trading Day following the Exercise Date of any Warrant, provided the funds in payment of the Exercise Price for each Warrant to be exercised have cleared on the Trading Day following the Exercise Date, cause its registrar to deliver the Warrant ADSs issuable upon that exercise to the Depositary’s custodian for deposit under the Deposit Agreement and instruct the Depositary to deliver the Warrant ADSs issuable upon that deposit of Warrant ADSs as requested in the Election to Purchase.

(c) The Company shall, by no later than 5:00 P.M., New York City time, on the fifth Trading Day following the Exercise Date of any Warrant, provided the funds in payment of the Exercise Price for each Warrant to be exercised have cleared on the Trading Day following the Exercise Date, cause the Depositary to deliver the Warrant ADSs to the Holder pursuant to the Election to Purchase (the “Warrant ADS Delivery Date”).

3.3.3 Valid Issuance. All Warrant ADSs issuable by the Company upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and non-assessable.

3.3.4 No Fractional Exercise. No fractional Warrant ADSs will be issued upon the exercise of the Warrant, but rather the Company shall adjust the number of Warrant ADSs issued up or down to the nearest integral multiple of the number of Ordinary Shares at the time represented by one ADS.

3.3.5 No Transfer Taxes. The Company shall not be required to pay any stamp or other tax or charge required to be paid in connection with the exercise of Warrants; and the Company shall not be required to issue or deliver any Warrant ADSs until such tax or other charge shall have been paid or it has been established to the satisfaction of the Company and the Warrant Agent that no such tax or other charge is due. For purposes of clarity, the Company shall pay any stamp or other tax or charge required to be paid in connection with any issuance to the Holder of the Warrant ADSs upon the exercise of Warrants.

3.3.6 Date of Issuance. (a) The Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs only on the Warrant ADS Delivery Date, except that, if the Exercise Date is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the open of business on the next succeeding date on which the stock transfer books are open; provided, however, Warrant ADSs will not be registered or issued until the Depositary receives notice from its custodian that the Warrant ADSs have been deposited under the Deposit Agreement; provided further, however, that the Company shall take all reasonable steps to ensure the Warrant ADSs are delivered to the Holder on or prior to the Warrant ADS Delivery Date in accordance with Section 3.3.2(c) hereof and, if the Warrant ADSs are not delivered to the Holder on or prior to the Warrant ADS Delivery Date, the provisions of Section 3.3.9 shall apply.

(b) No exercising Holder, which Holder effected a Warrant Exchange pursuant to Section 2.1.1 prior to the Exercise Date, shall be required to surrender its Warrant to the Warrant Agent, unless such exercise is for the remaining numbers of ADSs issuable upon exercise of such Warrant, in which case the Holder shall deliver the Warrant Certificate to the Warrant Agent within three (3) Business Days.

3.3.7 Restrictive Legend Events. The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement and the ADS Registration Statement and the current status of the prospectuses included therein or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Warrants and the Warrant ADSs at any time that the Warrants are exercisable. The Company shall provide to the Warrant Agent and each Holder prompt written notice of any time that the Company is unable to deliver the Warrant ADSs via DTC transfer or otherwise without restrictive legend because (A) the Commission has issued a stop order with respect to the Registration Statement or the ADS Registration Statement, (B) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement or the ADS Registration Statement, either temporarily or permanently, (C) the Company has suspended or withdrawn the effectiveness of the Registration Statement or the ADS Registration Statement, either temporarily or permanently, (D) the prospectuses contained in the Registration Statement and the ADS Registration Statement are not available for the issuance of the Warrant ADSs to the Holder, (E) the Registration Statement or the ADS Registration Statement or the prospectuses contained therein are not current and do not conform to the requirements of the applicable rules and regulations, or the SEC has not declared effective a post-effective amendment to the Registration Statement or the ADS Registration Statement if one is required to be filed to update the disclosures therein, or (F) otherwise (each a “Restrictive Legend Event”). To the extent that the Warrants cannot be exercised as a result of a Restrictive Legend Event or a Restrictive Legend Event occurs after a Holder has exercised Warrants in accordance with the terms of the Warrants but prior to the delivery of the Warrant ADSs, the Company shall, at the election of the Holder, which shall be given within five (5) days of receipt of such notice of the Restrictive Legend Event, either rescind the previously submitted Election to Purchase and the Company shall return all consideration paid by registered holder for such shares upon such.

3.3.8 Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant ADSs issuable in connection with any exercise, the Company shall promptly deliver to the Holder the number of Warrant ADSs that are not disputed.

3.3.9 Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to deliver the Warrant ADSs to the Holder pursuant to Section 3.3.2, and if after such date the beneficial owner is required by its broker to purchase (in an open market transaction or otherwise) or the beneficial owner’s brokerage firm otherwise purchases, ADSs or Ordinary Shares to deliver in satisfaction of a sale by the beneficial owner of the Warrant ADSs, which the beneficial owner anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the beneficial owner’s total purchase price (including brokerage commissions, if any) for the Warrant ADSs so purchased exceeds (y) the amount obtained by multiplying (i) the number of Warrant ADSs that the Company was required to deliver to the Holder in connection with the exercise at issue times (ii) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant ADSs for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Warrant ADSs that would have been issued had the Company timely complied with its delivery obligations. For example, if the beneficial owner purchases ADSs or Ordinary Shares having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000 for the benefit of the beneficial owner. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit right of a Holder to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant ADSs upon exercise of Warrants as required pursuant to the terms of this Warrant Agreement. The Warrant Agent shall have no liability for the Company’s failure to deliver to the Holders the Warrant ADSs as set forth in this Section 3.3.9.

In addition, if the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to an Election to Purchase by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Election to Purchase), $10 per Trading Day for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. In addition, if the Company fails to cause the Depository to transmit to the Holder the Warrant ADSs by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise.

For purposes of this Warrant Agreement the term “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) the volume weighted average price of the ADSs for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the ADSs are not then listed or quoted for trading on the OTC Bulletin Board and if prices for the ADSs are then reported in the OTCQB maintained by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the Bid Price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per share of the ADSs so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

3.3.10 The Company shall pay all Warrant Agent and Depositary fees required for timely processing of any Election to Purchase and all fees to DTC (or another established clearing corporation performing similar functions) required for electronic issuance and delivery of the Warrant ADSs for timely delivery of Warrant ADSs on or prior to the Warrant ADSs Delivery Date. The Company shall pay all applicable fees and expenses of the Depositary in connection with the issuance of the Warrants ADSs hereunder.

4. Adjustments.

The Exercise Price, the number of Warrant ADSs covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 5 of the Warrant Certificate. In the event that at any time, as a result of an adjustment made pursuant to Section 5 of the Warrant Certificate, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Warrant ADSs, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 5 of the Warrant Certificate with respect to the Warrant ADSs shall apply on like terms to any such other shares. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Warrant Certificate shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant ADSs purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

5. Restrictive Legends; Fractional Warrants.

In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not register that transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant.

6. Expense Reimbursement.

The Company shall reimburse the Holder, upon the Holder’s request, for any reasonable fees charged to the Holder by the Depositary in connection with the issuance or holding or sale of ADSs, Warrant ADSs and/or Ordinary Shares.

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Stockholder. Except as otherwise specifically provided herein, a Holder, solely in its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which it is then entitled to receive upon the due exercise of Warrants.

7.2 Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement and which are available to be issued for that purpose without restriction (including without prejudice to the generality) by restriction of pre-emption or offer round or other consent rights).

8. Concerning the Warrant Agent and Other Matters.

8.1 (a) Whether or not any Warrants are exercised, the Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Warrant Agent , to reimburse the Warrant Agent for all of its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Warrant Agreement and the exercise and performance of its duties hereunder.

(b) All amounts owed by the Company to the Warrant Agent under this Warrant Agreement are due within 30 days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing 45 days from the invoice date. The Company agrees to reimburse the Warrant Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

(c) No provision of this Warrant Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Warrant Agreement or in the exercise of its rights.

8.2 As agent for the Company hereunder the Warrant Agent:

(a) shall have no duties or obligations other than those specifically set forth in this Warrant Agreement or as may subsequently be agreed to in writing by the Warrant Agent and the Company, subject to the Section 8.11(c);

(b) shall have no obligation to effect any delivery of Warrant ADSs other than to instruct the Depositary with respect to that delivery;

(c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant ADSs;

(d) shall not be obligated to take any legal action under this Warrant Agreement; if, however, the Warrant Agent determines, in its sole and absolute discretion, to take any legal action under this Warrant Agreement, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity satisfactory to it;

(e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties;

(f) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto, this Warrant Agreement or any Warrant Certificate except as to its countersignature thereof, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only;

(g) shall not have any liability for or be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent ) or in respect of the legality or validity or execution of any Warrant Certificate (including in the case of book entry shares, by notation in book entry accounts reflecting ownership), except its countersignature thereof; nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it be liable or responsible for modification by or order of any court, tribunal, or governmental authority in connection with the foregoing, any change in the exercisability of the Warrant ADSs or any adjustment required under this Warrant Agreement or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment;

(h) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under this Warrant Agreement and applicable securities laws;

(i) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Warrant Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent , set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Warrant Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted;

(j) may consult with counsel satisfactory to the Warrant Agent and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in accordance with the advice or opinion of such counsel;

(k) may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, to Holders or any other person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence or willful misconduct in the selection and continued employment thereof (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction);

(l) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person;

(m) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof; and Warrant Agent may, after consulting with the Company to the extent practical, consult with foreign counsel, the fees and expenses of which shall be at the Company’s expense, to resolve any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction;

(n) any stockholder, affiliate, member, director, officer, agent, representative or employee of the Warrant Agent may buy, sell or deal in any of the Warrant ADSs or other securities of the Company or may become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent or any such stockholder, affiliate, director, member, officer, agent, representative or employee from acting in any other capacity for the Company or for any other person; and

(o) shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Warrant Agent , unless the Warrant Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Warrant Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 8.10 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists.

8.3 (a) In the absence of gross negligence or willful misconduct on its part (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Warrant Agreement. Anything in this Warrant Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees (but not reimbursed costs, charges or expenses) paid by the Company hereunder for the twelve months preceding the event for which recovery from the Warrant Agent is being sought. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, epidemics, pandemics, acts of God or similar occurrences.

(b) In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Warrant Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may, but shall not be required to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to Warrant Agent and executed by the Company and each such Holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other persons that may have an interest in the settlement.

(c) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company on behalf of any Holder.

8.4 The Company covenants to indemnify the Warrant Agent and hold it harmless from and against loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) that may be paid to any third party, incurred or suffered by it, or which it may become subject, without gross negligence or illegal or willful misconduct on the part of the Warrant Agent (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Warrant Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder against any third party. The provisions under Sections 8.1, 8.2, 8.3 and this Section 8.4 shall survive the expiration of the Warrant ADSs and the termination of this Warrant Agreement and the resignation, replacement or removal of the Warrant Agent. The costs and expenses incurred in enforcing this right of indemnification shall be borne by the Company.

8.5 Unless terminated earlier by the parties hereto, this Warrant Agreement shall terminate 90 days after the earlier of the Expiration Date and the date on which no Warrants remain outstanding (the “Termination Date”). On the Business Day following the Termination Date, the Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Warrant Agreement. The Agent’s right to be indemnified and held harmless and to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 8 shall survive the termination of this Warrant Agreement.

8.6 If any provision of this Warrant Agreement shall be held illegal, invalid, or unenforceable by any court, this Warrant Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an agreement among the parties to it to the full extent permitted by applicable law; provided, however, that if such excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

8.7 The Company represents and warrants that (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, (b) the offer and sale of the Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Warrant Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the articles of association, bylaws or any similar document of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) this Warrant Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, (d) the Warrants will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

8.8 In the event of inconsistency between this Warrant Agreement and the descriptions in the Registration Statement and the ADS Registration Statement, as they may from time to time be amended, the terms of this Warrant Agreement shall control.

8.9 Set forth in Annex C hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Warrant Agreement. The Company shall, from time to time, certify to the Warrant Agent the names and signatures of any other persons authorized to act for the Company under this Warrant Agreement (collectively, the “Authorized Representatives”). The Warrant Agent shall be fully authorized and protected in relying upon the advice or instructions received from any such Authorized Representatives.

8.10 Except as expressly set forth elsewhere in this Warrant Agreement, all notices, instructions and communications under this Warrant Agreement shall be in writing, by overnight delivery service, first-class mail, postage prepaid, properly addressed shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Warrant Agreement, or, if to the Warrant Agent, to:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services

or to such other address of which a party hereto has notified the other party; and, if to a Holder made if sent by first-class mail, postage prepaid, or overnight delivery service, addressed to such Holder at the last address of such Holder set forth for such holder in the Warrant Register.

8.11 (a) This Warrant Agreement shall be governed by and construed in accordance with the law of the State of New York. All actions and proceedings relating to or arising from, directly or indirectly, this Warrant Agreement may be brought in courts of the State of New York or of the United States of America sitting within the Borough of Manhattan in the City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Warrant Agreement.

(b) This Warrant Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Warrant Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent or the Company shall not be deemed to constitute an assignment of this Warrant Agreement.

(c) No provision of this Warrant Agreement may be amended, modified or waived, except in a written document signed by both parties. The Company and the Warrant Agent may amend or supplement this Warrant Agreement without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties determine, in good faith, shall not adversely affect the interest of the Holders in any material respect. All other amendments and supplements shall require the vote or written consent of Holders of a majority of the then outstanding Warrants, provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 4 herein) upon which the Warrants are exercisable or the rights of the holders of Warrants to receive payments in cash from the Company, or no reduction of the percentage required for consent to modification of this Warrant Agreement or no requirement for a holder of Warrants in book entry or electronic form held through DTC to deliver any ink-original Election to Purchase or any medallion guarantee (or other type of guarantee or notarization) of an Election to Purchase or reimbursement to the Holder pursuant to Section 6 may be made without the consent of the Holder of each outstanding Warrant affected thereby. As a condition precedent to the Warrant Agent executing any amendment or supplement, the Company shall deliver a certificate from an Authorized Representative which states that the proposed supplement or amendment is in compliance with the terms of this Section 8.11(c). Notwithstanding anything in this Warrant Agreement to the contrary, the Warrant Agent shall not be required to execute any supplement or amendment to this Warrant Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Warrant Agreement.

8.12 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant ADSs upon the exercise of Warrants, but the Company may require the Holders to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant ADSs unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

8.13 Resignation of Warrant Agent.

8.13.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company, or such shorter period of time agreed to by the Company. The Company may terminate the services of the Warrant Agent, or any successor Warrant Agent, after giving thirty (30) days’ notice in writing to the Warrant Agent or successor Warrant Agent. In the event any transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Warrant Agreement as of the effective date of such termination, If the office of the Warrant Agent becomes vacant by resignation, termination or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent, then the Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a person organized and existing under the laws of any state of the United States of America, in good standing, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent , including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate or at the request of the Company, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder, except the rights and immunities retained by the predecessor Warrant Agent under the terms hereof; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver at the expense of the Company any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.13.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the ADSs not later than the effective date of any such appointment.

8.13.3 Merger or Consolidation of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor Warrant Agent under this Warrant Agreement, without any further act or deed. For purposes of this Warrant Agreement, “person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

9. Miscellaneous Provisions.

9.1 Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

9.2 Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such holder to provide reasonable evidence of its interest in the Warrants.

9.3 Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.4 Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

9.5 Further Assurance. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

RANMARINE TECHNOLOGY B.V.

By:
Name:
Title:

Address for notices:

Attention:
Telephone:
Facsimile:
E-mail:

Computershare Inc.,
Computershare Trust Company, N.A.,
As Warrant Agent

By:
Name:
Title:

Annex A Form of Tradeable Warrrant

Exhibit A – Notice of Exercise

Exhibit B – Assignment Form

Annex B – Form of Non-tradeable Warrant

Exhibit A – Notice of Exercise

Exhibit B – Assignment Form

Annex C Authorized Representatives

ANNEX A

FORM OF TRADEABLE WARRANT

See attached.

ANNEX B

FORM OF NON-TRADEABLE WARRANT

See attached.

ANNEX C

AUTHORIZED REPRESENTATIVES

Name	Title	Signature
Chief Executive Officer
Chief Financial Officer

-17-